As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-133412

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NB&T Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	31-1004998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 N. South Street, Wilmington, Ohio	45177
(Address of Principal Executive Offices)	(Zip Code)

NB&T Financial Group, Inc.

Amended and Restated

2006 Equity Plan

(Full title of the plan)

Copy to:
John J. Limbert	Cynthia A. Shafer
NB&T Financial Group, Inc.	Vorys, Sater, Seymour and Pease LLP
48 N. South Street	Suite 2000, Atrium Two
Wilmington, Ohio 45177	221 East Fourth Street
(Name and address of agent for service)	Cincinnati, Ohio 45201-0236

(937) 382-1441

(Telephone number, including area code, of agent for service)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, without par value	270,000	*	$5,427,000*	$580.69*

*	Pursuant to 17 C.F.R. §457(h)(l), because the offering price was not known at the time of the original filing, the proposed maximum aggregate offering price was based on the $20.10 average of the $20.10 high and the $20.10 low sales prices of NB&T Financial Group, Inc., common shares on April 14, 2006. The filing fee has been paid in full.

AMENDMENT AND RESTATEMENT OF PLAN

The Board of Directors amended and restated the NB&T Financial Group, Inc. 2006 Equity Plan effective December 16, 2008, primarily to make changes necessary under Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. A copy of the NB&T Financial Group, Inc. Amended and Restated 2006 Equity Plan is attached to this Post-effective Amendment No. 1 to Registration Statement on Form S-8 as Exhibit 10.1.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

NB&T Financial Group, Inc. (the “Registrant”), hereby incorporates into this Post-effective Amendment No. 1 to Registration Statement on Form S-8 (the “Registration Statement”) the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•	The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2007;

•	The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended September 30, 2008, June 30, 2008, and March 31, 2008;

•

The Current Reports on Form 8-K filed by the Registrant with the Commission on November 14, 2008, October 21, 2008, October 14, 2008, September 16, 2008, July 15, 2008, June 17, 2008, April 22, 2008, March 19, 2008, and January 15, 2008; and

•	The description of the Registrant’s common shares, without par value, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 14, 2005.

Any definitive proxy statement or information statement filed by the Registrant pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all documents which may be filed by the Registrant with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated by the NB&T Financial Group, Inc. Amended and Restated 2006 Equity Plan shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished by the Registrant under any Current Report on Form 8-K is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section Twelve of the Third Amended and Restated Articles of Incorporation of the Registrant governs the indemnification of officers and directors of the Registrant. Section Twelve provides:

Section 12.01. Indemnification. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee, member, manager or agent of the Corporation or any subsidiary of the Corporation, including The National Bank and Trust Company, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with such action, suit or proceeding if such officer or director’s act or omission giving rise to any claim for indemnification under this Section 12.01 was not occasioned by such officer or director’s intent to cause injury to the Corporation or by his or her reckless disregard for the best interests of the Corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 12.01 that gives rise to such claim was occasioned by an intent to cause injury to the Corporation or by a reckless disregard for the best interests of the Corporation, and with respect to any criminal matter, the person claiming indemnification shall be presumed to have had no reasonable cause to believe his or her conduct was unlawful. The presumption recited in this Section 12.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 12.02. Court-Approved Indemnification. Anything contained in the Articles of Incorporation, the Regulations or elsewhere to the contrary notwithstanding:

A.	the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, including The National Bank and Trust Company, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he or she shall have been adjudged to be liable for an act or omission occasioned by his or her deliberate intent to cause injury to the Corporation or by his or her reckless disregard for the best interests of the Corporation, unless and only to the extent that the Court of Common Pleas of Clinton County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he or she is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

B.	the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 12.02.

Section 12.03. Indemnification for Expenses. Anything contained in the Articles of Incorporation, the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.01, or in defense of any claim, issue or matter therein, he or she shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by such officer or director in connection therewith.

Section 12.04. Determination Required. Any indemnification required under Section 12.01 and not precluded under Section 12.02 shall be made by the Corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 12.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Clinton County, Ohio, or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 12.04 at any time, including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 12.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 12.04 shall be evidence in rebuttal of the presumption recited in Section 12.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 12.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Clinton County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 12.05. Advances for Expenses. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 12.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such officer or director, but only if such officer or director shall first agree, in writing:

A.	to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he or she shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that in respect of any such claim, issue or other matter, his or her relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to the Corporation or his or her reckless disregard for the best interests of the Corporation, unless and only to the extent that the Court of Common Pleas of Clinton County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all the circumstances, he or she is fairly and reasonably entitled to all or part of such indemnification; and

B.	to reasonably cooperate with the Corporation concerning the action, suit or proceeding.

Section 12.06. Article Twelfth Not Exclusive. The indemnification provided by this Article Twelfth shall not be exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 12.07. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or any subsidiary of the Corporation, including The National Bank and Trust Company, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the obligation or the power to indemnify him or her against such liability under the provisions of this Article Twelfth. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 12.08. Certain Definitions. For purposes of this Article Twelfth, and as an example and not by way of limitation:

A.	A person claiming indemnification under this Article Twelfth shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against such person, without a conviction of such person, without the imposition of a fine upon such person and without his or her payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or her or otherwise results in a vindication of such person); and

B.

References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” within the meaning of that term as used in this Article Twelfth.

Section 12.09. Venue. Any action, suit or proceeding to determine a claim for, or for repayment to the Corporation of, indemnification under this Article Twelfth may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Common Pleas of Clinton County, Ohio. The Corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over them by the Court of Common Pleas of Clinton County, Ohio, in any such action, suit or proceeding.

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought. Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, references to “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Index to Exhibits attached hereto and beginning at page 15.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(l)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Ohio, on the 16th day of December, 2008.

NB&T FINANCIAL GROUP, INC.

By:	/s/ John J. Limbert
John J. Limbert, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Craig Beam	Director	December 16, 2008
S. Craig Beam

/s/ Charles L. Dehner	Director	December 16, 2008
Charles L. Dehner

/s/ Daniel A. DiBiasio	Director	December 16, 2008
Daniel A. DiBiasio

/s/ G. David Hawley	Director	December 16, 2008
Dr. G. David Hawley

/s/ Brooke Williams James	Director	December 16, 2008
Brooke Williams James

/s/ John J. Limbert	Director, President and CEO (Principal Executive Officer)	December 16, 2008
John J. Limbert

	Director	December 16, 2008
Darleen M. Myers

/s/ Robert A. Raizk	Director	December 16, 2008
Robert A. Raizk

/s/ Timothy L. Smith	Director	December 16, 2008
Timothy L. Smith

/s/ D. Jeffery Lykins	Director
D. Jeffery Lykins		December 16, 2008

/s/ Craig F. Fortin	Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	December 16, 2008
Craig F. Fortin

INDEX TO EXHIBITS

Exhibit No.	Description	Location
3.1	Third Amended and Restated Articles of Incorporation of NB&T Financial Group, Inc.	Incorporated by reference to Definitive Proxy Statement filed by the Registrant with the SEC on March 21, 2003, Exhibit A.

3.2	Amended and Restate Code of Regulations of NB&T Financial Group, Inc.	Incorporated by reference to Definitive Proxy Statement filed by the Registrant with the SEC on March 31, 2003, Exhibit B.

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding legality of securities being registered	Incorporated by reference to the Registration Statement on Form S-8 filed by the Registrant with the SEC on April 19, 2006, Exhibit 5.1.

10.1	NB&T Financial Group, Inc. Amended and Restated 2006 Equity Plan	Filed herewith

23.1	Consent of BKD LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Filed as part of Exhibit 5.1